Exhibit 10.9(a)
June 9, 2009
Graham Capital Management, L.P.
Rock Ledge Financial Center
40 Highland Avenue
Rowayton, CT 06853
Attention: Mr. Paul Sedlack
     Re: Management Agreement Renewals
Dear Mr. Sedlack:
We are writing with respect to your management agreements concerning the commodity pools to which reference is made below (the “Management Agreements”). We are extending the term of the Management Agreements through June 30, 2010 and all other provisions of the Management Agreements will remain unchanged.
•	Citigroup Diversified 2000 Futures Fund L.P.

•	Citigroup Fairfield Futures Fund L.P.

•	Smith Barney Diversified Futures Fund L.P. II

•	Smith Barney Diversified Futures Fund L.P.

•	Citigroup Diversified Futures Fund L.P.

•	Citigroup Fairfield Futures Fund L.P. II

•	CMF Graham Capital Master Fund L.P.
Please acknowledge receipt of this modification by signing one copy of this letter and returning it to the attention of Ms. Jennifer Magro at the address above or fax to 212-793-1986. If you have any questions I can be reached at 212-559-5046.
Very truly yours,

CITIGROUP MANAGED FUTURES LLC
By:	/s/ Jennifer Magro
Jennifer Magro
Chief Financial Officer & Director

GRAHAM CAPITAL MANAGEMENT, L.P.
By:	/s/ Paul Sedlack
Print Name: Paul Sedlack
JM/sr